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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference of our report dated March 9, 2006, except for the second paragraph under the heading 'Underwriter's Purchase Option' of Note 11, as to which the date is January 4, 2007, in the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (No. 333-124601) and Form S-8 Registration Statement (No.333-141916) of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation) on our audit of the financial statement for the period from April 15, 2005 (date of inception) through December 31, 2005, which are included in the Annual Report on Form 10-K/A for the year ended December 31, 2007. We also consent to the reference to us as "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 of the Registration Statement.

/s/ Eisner LLP Eisner LLP

New York, New York
March 14, 2008

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  Exhibit 23.3